PROLOR BIOTECH ANNOUNCES NEW LISTING ON TEL AVIV STOCK EXCHANGE

- Common Shares Already Listed on NYSE Amex Will Also List on the Tel Aviv Stock Exchange (TASE) Beginning May 27, 2010 under Ticker Symbol PBTH -

- Company Anticipates Joining TASE’s TA-75, TA-100, Tel-Tech 15 and
Biomed Indexes beginning June 13, 2010 -

Nes-Ziona, Israel – May 26, 2010 – PROLOR Biotech, Inc., (NYSE Amex: PBTH), a company developing next generation biobetter therapeutic proteins, today announced that the Tel Aviv Stock Exchange (TASE) has approved the new listing of PROLOR’s common stock on the TASE beginning on Thursday, May 27, 2010.  At that time, the company’s common stock will be listed on both the NYSE Amex in the United States and the TASE in Israel.  The company also announced today that, based upon PROLOR’s current market capitalization, it expects its shares to be subject to inclusion in four TASE equity indexes beginning June 13, 2010: the TA-100, TA-75, Tel-Tech 15 and Biomed.

“We believe that PROLOR’s CTP technology, which has the potential to extend the duration of virtually any therapeutic protein, could significantly improve the treatment of prevalent diseases and conditions worldwide, as demonstrated by the encouraging clinical data we recently reported on our CTP-enhanced version of human growth hormone,” said Shai Novik, President of PROLOR.  “We believe this dual listing reflects the company’s significant prospects and will provide our stockholders with greater liquidity and the company with greater access to capital, including Israel-focused institutional investors.”

Mr. Novik added: “We look forward to joining Israel’s top companies and biopharmaceutical innovators as part of the TA-75, TA-100, Tel Tech 15 and Biomed indexes.”

“We are very pleased to welcome PROLOR to the Tel Aviv Stock Exchange,” said Ester Levanon, CEO of the Tel Aviv Stock Exchange.  “The TASE is home to Israel’s most innovative companies, among them over 50 dual-listed companies. Dual listing provides a variety of benefits to companies such as PROLOR, including added exposure to Israeli investors, greater liquidity, expanded trading hours and access to TASE index funds.”

PROLOR is, and will remain, subject to the applicable rules and regulations of NYSE Amex-listed companies and the U.S. Securities and Exchange Commission.  Under Israel’s Dual Listing Law, U.S.-listed companies may also list on the TASE without any additional regulatory requirements.  Trading on the TASE occurs Sunday through Thursday from 8:30 am to 4:30 pm Israel time, except on TASE trading holidays, and trading on the NYSE Amex occurs Monday through Friday, 9:30 am to 4:00 pm Eastern Time, except on NYSE Amex holidays.  The TASE Clearing House is electronically linked to the Depository Trust Company, a subsidiary of the Depository Trust & Clearing Corporation, to automate the cross-border settlement of shares listed on both the TASE and a U.S. Exchange.

ABOUT PROLOR BIOTECH
PROLOR Biotech, Inc. is a biopharmaceutical company applying unique technologies, including its patented CTP technology, primarily to develop longer-acting, biobetter, proprietary versions of already approved therapeutic proteins that currently generate billions of dollars in annual global sales.  The CTP technology is applicable to virtually all proteins and PROLOR is currently developing long-acting versions of human growth hormone, which is in clinical development, and interferon beta, factor VII, factor IX and erythropoietin, which are in preclinical development, as well as GLP-1 and other therapeutic peptides.  For more information on PROLOR, visit www.prolor-biotech.com.

Safe Harbor Statement:  This press release contains forward-looking statements, which may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” “suggests” and other words of similar meaning, including statements regarding the inclusion of PROLOR’s common stock in various indexes, results of current clinical studies and preclinical experiments and the effectiveness of PROLOR’s long-acting protein programs, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect PROLOR’s business and prospects, including the risks that PROLOR may not succeed in developing any commercial products, including any long-acting versions of human growth hormone, erythropoietin, interferon beta, GLP-1, and other products; that the long-acting products in development may fail, may not achieve the expected results or effectiveness and/or may not generate data that would support the approval or marketing of these products for the indications being studied or for other indications; that ongoing studies may not continue to show substantial or any activity; that the actual dollar amount of any grants from Israel’s Office of the Chief Scientist is uncertain and is subject to policy changes of the Israeli government, and that such grants may be insufficient to assist with product development; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. The results of clinical trials in humans may produce results that differ significantly from the results of clinical and other trials in animals. The results of early-stage trials may differ significantly from the results of more developed, later-stage trials. The development of any products using the CTP platform technology could also be affected by a number of other factors, including unexpected safety, efficacy or manufacturing issues, additional time requirements for data analyses and decision making, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing and the impact of patents and other proprietary rights held by competitors and other third parties. In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in PROLOR’s filings with the Securities and Exchange Commission.  The forward-looking statements contained in this pres release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.

PROLOR CONTACT: Shai Novik, President PROLOR Biotech, Inc. Tel: +1 866 644-7811 Email: shai@prolor-biotech.com	MEDIA CONTACT: Barbara Lindheim GendeLLindheim BioCom Partners +1 212 918-4650